Jerry DeWolfe, P.Geo. WSP Canada Inc. 237 4th Ave. SW Calgary, Alberta T2P 4K3 Canada CONSENT OF QUALIFIED PERSON I, Jerry DeWolfe, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report summary titled ‘SEC S-K 1300 Technical Report Summary, Mosaic Fertilizantes: Complexo Mineração de Tapira’ with an effective date of December 31, 2023, as signed and certified by me (the “Technical Report Summary”). Furthermore, I state that: a. I consent to the public filing of the Technical Report Summary by The Mosaic Company; b. the document that the Technical Report Summary supports is the annual report on Form 10-K for the year ended December 31, 2023 (the “Document”); c. I consent to the use of my name, or any quotation from or summarization in the Document of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the Document, and to the incorporation of such information into the following registration statements: Nos. 333-260777, 333-175087, 333-177251, and 333-216133 on Form S-3 and registration statements Nos. 333-120501, 333-120503, 333-120878, 333-142268, and 333-198332 and 333-272271 on Form S-8; d. I confirm that I have read the Document, and that the Document fairly and accurately reflects, in the form and context in which it appears, the information in the Technical Report Summary or in the part(s) thereof for which I am responsible. Dated at Calgary, Alberta, Canada this 20th day of February, 2024. Jerry DeWolfe, P.Geo. APEGA Member 101287

Terry L. Kremmel, P.E. WSP USA Inc. 701 Emerson Road, Suite 250, Creve Coeur, Missouri USA 63141 CONSENT OF QUALIFIED PERSON I, Terry L. Kremmel, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report summary titled ‘SEC S-K 1300 Technical Report Summary, Mosaic Fertilizantes: Complexo Mineração de Tapira’ with an effective date of December 31, 2023, as signed and certified by me (the “Technical Report Summary”). Furthermore, I state that: a. I consent to the public filing of the Technical Report Summary by The Mosaic Company; b. the document that the Technical Report Summary supports is the annual report on Form 10-K for the year ended December 31, 2023 (the “Document”); c. I consent to the use of my name, or any quotation from or summarization in the Document of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the Document, and to the incorporation of such information into the following registration statements: Nos. 333-260777, 333-175087, 333-177251, and 333- 216133 on Form S-3 and registration statements Nos. 333-120501, 333-120503, 333-120878, 333-142268, and 333-198332 and 333-272271 on Form S-8; d. I confirm that I have read the Document, and that the Document fairly and accurately reflects, in the form and context in which it appears, the information in the Technical Report Summary or in the part(s) thereof for which I am responsible. Dated at Columbia, Illinois this 20th day of February, 2024. Terry L. Kremmel, P.E. MO and NC SME Registered Member 179176